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                                                                  EXHIBIT 10.48



                     [THE ROYAL BANK OF SCOTLAND LETTERHEAD]



To: Inverness Medical Innovations, Inc. (the "PARENT GUARANTOR") as agent of each Borrower (as defined in the Senior Credit Agreement as defined below)



                                                            20th September 2002



Dear Sirs

CREDIT AGREEMENT DATED 20 DECEMBER 2001 MADE BETWEEN THE PARENT GUARANTOR, INVERNESS MEDICAL SWITZERLAND GMBH, CERTAIN BANKS AND THE ROYAL BANK OF SCOTLAND PLC AS LEAD ARRANGER, FACILITY AGENT, ISSUING BANK AND OVERDRAFT BANK (AS AMENDED FROM TIME TO TIME, THE "SENIOR CREDIT AGREEMENT")

Unless otherwise defined herein capitalised terms used in this letter shall have the meaning specified in the Senior Credit Agreement.

We, The Royal Bank of Scotland plc, write to you in our capacity as Facility Agent for and on behalf of the Finance Parties.

The Parent Guarantor has requested pursuant to a letter dated 18 September 2002 that the Facility Agent consent to WL Acquisition Corp, a wholly owned subsidiary of the Parent Guarantor acquiring the Wampole Laboratories division of Medpointe, Inc. (the "ACQUISTION") and we are writing to confirm the terms upon which the Facility Agent, on behalf of the Finance Parties, has consented to the Acquisition.

1.       CONSENTS AND CONDITIONS

1.1 Notwithstanding Clause 14.3.8 (ACQUISITIONS) and Clause 14.3.5 (FEES) of the Senior Credit Agreement and subject to Clause 1.2 below, upon your countersignature of this letter the Facility Agent consents to the Acquisition and the payment of a maximum of US$1,000,000 on fees relating to the Acquisition.

1.2      The consents referred to in Clause 1.1 is subject to the following:

         1.2.1 Clause 1.1 (DEFINITIONS) of the Senior Facilities Agreement shall be amended as follows:

                  (a) in the second line of the definition of "GROUP" after the words "IVC Group Company" inserting the words "and, until the Wampole Security Date, each Wampole Group Company";

                  (b) after the definition "NEW EQUITY" inserting the following:

                                    "NOTES" means the subordinated promissory notes issued by the Parent Guarantor pursuant to the Note Agreements.


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                                    "NOTE AGREEMENTS" means the Subordinated
                                    Note and Warrant Purchase Agreement and the
                                    Subordinated Note Purchase Agreement each dated on or about 20 September 2002 between the Parent and Note Holders.

                                    "NOTE HOLDERS" means the persons whose names are set out in Schedule 2 (NOTE HOLDERS) of the subordination agreement made between, among others, the Parent Guarantor, the Note Holders and the Security Trustee and shall include their respective assigns, transferees and successors whether immediate or derivative.

                  (c) after the definition of "VENDOR" inserting the following:

                                    ""WAMPOLE" means WL Acquisition Corp;

                                    "WAMPOLE GROUP" means Wampole and each of its Subsidiaries; and "WAMPOLE GROUP COMPANY" means any one of them;

                                    "WAMPOLE SECURITY" means a Group Guarantee and an Asset Security Document duly executed by each Wampole Group Company which is a Material Company and a Share Charge in respect of the entire issued share capital of each such company duly executed by any relevant Group Company together with such documentation in support thereof as the Security Trustee may reasonably require, including legal opinions (in form and substance satisfactory to the Security Trustee) from lawyers reasonably acceptable to the Security Trustee; and

                                    "WAMPOLE SECURITY DATE" means the date on which each Wampole Group Company delivers the Wampole Security to the Security Trustee."

         1.2.2 Clause 14.3 (NEGATIVE UNDERTAKINGS) shall be amended by inserting after Clause 14.3.12 (ERISA) the following:

                  "14.3.13 PAYMENTS ON THE NOTES: in respect of the Parent
                           Guarantor only, repay or prepay, redeem or purchase the Notes or pay any interest in respect of the Notes provided that the Parent Guarantor may (i) pay in common stock any amounts which are permitted to be paid under the Notes in shares of Parent Guarantor Common Stock (as such term is defined in the Notes), US$0.001 par value per share; and (ii) pay in cash
                           (A) an aggregate amount of US$60,000 in respect of interest accrued on the Notes up to and including 30 September 2002 and (B) interest on the Notes in accordance with the terms of the Notes, so long as
                           (1) no Default has occurred and is continuing and (2) the Parent Guarantor has not notified the Facility Agent of any Potential Default pursuant to Clause 14.1.7."


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         1.2.3    the execution by all the parties thereto of a subordination agreement, in a form approved by us, subordinating the subordinated notes and warrants and convertible notes used to fund part of the purchase price of the Acquisition;

         1.2.4 no more than US$35,000,000 of cash from the Parent Guarantor's consolidated balance sheet being used to pay the remaining purchase price of the Acquisition. It is acknowledged by the parties hereto that US$1,000,000 of the purchase price of the Acquisition has been paid prior to the date of this letter; and

         1.2.5 the Parent Guarantor prepaying an amount of at least US$10,000,000 in prepayment of the Term Loan Facilities in accordance with Clause 9.9.1 of the Senior Credit Agreement.

2.       UNDERTAKINGS

2.1 The Parent Guarantor undertakes to procure that, subject to any legal prohibitions or limitation on the giving of any of the Wampole Security (as defined above) either at all or within any time frame specified by the Facility Agent, on or prior to 31 October 2002 the Wampole Security will have been delivered to the Security Trustee.

2.2 Any breach of the undertaking set out in sub-clause 2.1 above shall be deemed to be a Default.

3.       EFFECTIVENESS OF THE SENIOR CREDIT AGREEMENT

         Subject to the consents set out in Clause 1.1 and save as expressly amended hereby, the Senior Credit Agreement shall remain in full force and effect in accordance with its terms and nothing contained herein shall prejudice any of the rights of the Finance Parties under the Financing Documents.

4.       COSTS AND EXPENSES

         The Parent Guarantor shall reimburse the Facility Agent from time to time for all costs and expenses (including reasonable legal fees and value added tax thereon) incurred by it in the preparation, negotiation, execution and enforcement of this letter and in connection with the preservation of its rights hereunder.

5.       SECURITY DOCUMENT

         The subordination agreement referred to in sub-paragraph 1.2.3 above shall be a Security Document.

6.       INCORPORATION OF TERMS

         The provisions of sub-clause 25.2 of Clause 25 (LAW AND JURISDICTION) of the Senior Credit Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in such sub-clause to "this Agreement" or "the Financing Documents" are references to this letter.


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7.       COUNTERPARTS

         This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

8.       GOVERNING LAW

         This letter is governed by and shall be construed in accordance with English law.

Yours faithfully


/s/ Gary McMillan
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for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
for and on behalf of
the Finance Parties

We hereby accept and agree to the terms and conditions of this letter.



/s/ Paul T. Hempel
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for and on behalf of
INVERNESS MEDICAL INNOVATIONS, INC.
for and on behalf of itself and
INVERNESS MEDICAL SWITZERLAND GMBH
Date 20.9.02


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